Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]

IMMEDIATE RELEASE
May 22, 2007

         UNITED NATURAL FOODS REPORTS RECORD REVENUES OF $732.5 MILLION
          FOR THE THIRD QUARTER OF FISCAL 2007 ON 15% COMPARABLE GROWTH

                        Updates Guidance for Fiscal 2007

Dayville, Connecticut - May 22, 2007 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today reported net income of $13.7 million, or $0.32 per diluted share, for the third quarter of fiscal 2007, ended April 28, 2007. The Company reported revenues for the third quarter of fiscal 2007 of $732.5 million, an increase of $95.4 million, or 15.0%, from the $637.1 million recorded in the third quarter of fiscal 2006. Both the supernatural and supermarket channels of the wholesale segment contributed to the record sales, with both channels showing comparable growth rates in excess of 20%.

For the third quarter of fiscal 2007, net income increased 11.4% to $13.7 million, or $0.32 per diluted share, compared to $12.3 million, or $0.29 per diluted share, for the third quarter of fiscal 2006.

Gross margin as a percent of sales for the third quarter of fiscal 2007 was 17.7%, which represents a 1.2% decline from the gross margin of 18.9% for the third quarter of fiscal 2006, ended April 29, 2006. The gross margin decline was driven by a combination of factors. First, the Company's level of forward buying in the Western Region during the third quarter of fiscal 2007 continued to run below historical levels, negatively impacting gross margin by approximately $1.9 million. Second, the Company incurred an unusually high level of inventory adjustments within broadline distribution during the quarter of approximately $1.9 million. Third, a number of new customer agreements were in place during the third quarter compared to the prior fiscal year. Additionally, unanticipated delays in the completion of its previously announced strategy to acquire emerging brands and launch new products have prevented the Company's United Natural Brands' division from contributing the planned level of sales and incremental gross margin expected.

For the quarter ended April 28, 2007, operating expenses were 14.3% of net sales, or $104.8 million, an increase of $7.4 million, or 7.5%, over operating expenses of $97.5 million, or 15.3% of net sales, for the third quarter of fiscal 2006.

In the third quarter of fiscal 2007, the Company recorded share-based compensation expense of $1.0 million, in accordance with Statement of Financial Accounting Standard ("SFAS") No. 123R, Share-Based Payment, compared to $1.2 million of share-based compensation expense for the third quarter of fiscal 2006, which ended April 29, 2006.

"Our sales growth during the third quarter improved as we had expected, driven by solid growth of over 23% in our supermarket channel. Also, growth in the supernatural channel exceeded 20% for the quarter due to continued strong consumer demand for natural and organic products, aided by new store openings and our increased market share in the West," said Michael Funk, President and Chief Executive Officer.

Mr. Funk added, "We experienced some short-term erosion of gross margin during the quarter due to our forward buying of inventory remaining below historical levels and specific inventory write-offs in broadline distribution, but we remain confident that the gross margin will improve over the next two quarters with these issues behind us."

Updates Fiscal 2007 Earnings Guidance

The Company is updating its projected revenues guidance to $2.75 billion to $2.8 billion for fiscal year 2007, ending July 28, 2007, which represents a 13% to 15% increase over fiscal 2006. In addition, the Company is revising its GAAP guidance on earnings per share for fiscal 2007 to a range of $1.20 to $1.22 per diluted share. Previously, on February 20, 2007, the Company had announced GAAP earnings per share guidance of $1.25 to $1.30 per diluted share for fiscal 2007. Excluding the impact of $2.2 million of losses related to the Company's two Auburn, California facilities and $0.7 million in fees related to the early termination of unused leased space and the write-off of abandoned leasehold improvements at a facility in Minnesota, both reported in the second quarter of fiscal 2007, the Company is revising its earnings per share guidance for fiscal 2007 to a range of $1.24 to $1.26 per diluted share. Previously, the Company announced earnings per share guidance for fiscal 2007, excluding these items, of a range of $1.27 to $1.30 per diluted share. Finally, the Company also reiterated its anticipated fiscal 2007 capital expenditures guidance of $40 to $45 million.

The Company's guidance is based on a number of assumptions, which are subject to change and many of which are outside the Company's control. If any of these assumptions vary, the Company's guidance may change. There can be no assurance that the Company will achieve these results.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. EDT on May 22, 2007 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (303) 262-2075. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at www.earnings.com or at the Investor Relations section of the Company's website at www.unfi.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2007 and 2006 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006." For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

                             Financial Tables Follow

AT THE COMPANY:                           FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                              Joseph Calabrese
Chief Financial Officer                   General Information
(860) 779-2800                            (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on March 6, 2007, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private

Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                                      Three months ended                   Nine months ended
                                                                   --------------------------        ------------------------------
                                                                   April 28,        April 29,         April 28,          April 29,
                                                                     2007             2006               2007              2006
                                                                   ---------        ---------        -----------        -----------

Net sales                                                          $ 732,516        $ 637,068        $ 2,047,494        $ 1,813,790
Cost of sales                                                        602,573          516,904          1,669,912          1,466,955
                                                                   ---------        ---------        -----------        -----------

     Gross profit                                                    129,943          120,164            377,582            346,835
                                                                   ---------        ---------        -----------        -----------

Operating expenses                                                   104,670           97,318            306,689            288,887
Impairment on assets held for sale                                        --               --                756                 --
Amortization of intangibles                                              148              142                437                428
                                                                   ---------        ---------        -----------        -----------
     Total operating expenses                                        104,818           97,460            307,882            289,315
                                                                   ---------        ---------        -----------        -----------

     Operating income                                                 25,125           22,704             69,700             57,520
                                                                   ---------        ---------        -----------        -----------

Other expense (income):
   Interest expense                                                    3,021            2,747              9,282              8,310
   Interest income                                                      (324)             (78)              (618)              (219)
   Other, net                                                            (39)             (84)               332               (207)
                                                                   ---------        ---------        -----------        -----------
     Total other expense                                               2,658            2,585              8,996              7,884
                                                                   ---------        ---------        -----------        -----------

     Income before income taxes                                       22,467           20,119             60,704             49,636

Provision for income taxes                                             8,762            7,819             23,675             19,035
                                                                   ---------        ---------        -----------        -----------

     Net income                                                    $  13,705        $  12,300        $    37,029        $    30,601
                                                                   =========        =========        ===========        ===========

Per share data - basic:
     Net income                                                    $    0.32        $    0.29        $      0.87        $      0.74
                                                                   =========        =========        ===========        ===========

Weighted average basic shares of common stock                         42,595           41,885             42,396             41,568
                                                                   =========        =========        ===========        ===========

Per share data - diluted:
     Net income                                                    $    0.32        $    0.29        $      0.87        $      0.73
                                                                   =========        =========        ===========        ===========

Weighted average diluted shares of common stock                       42,884           42,446             42,784             42,210
                                                                   =========        =========        ===========        ===========

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (In thousands)

                                                                      April 28,     July 29,
                                                                        2007          2006
                                                                     ----------    ----------
ASSETS
------
Current assets:
    Cash and cash equivalents                                        $   20,544    $   20,054
    Accounts receivable, net                                            167,486       147,686
    Notes receivable, trade, net                                          1,285         1,254
    Inventories                                                         302,468       257,259
    Prepaid expenses and other current assets                            13,822        12,596
    Deferred income taxes                                                10,911        10,911
                                                                     ----------    ----------
       Total current assets                                             516,516       449,760
                                                                     ----------    ----------

Property & equipment, net                                               163,365       163,247

Other assets:
    Goodwill                                                             79,900        78,016
    Notes receivable, trade, net                                          2,320         2,760
    Intangible assets, net                                                5,957           251
    Other                                                                 9,535         6,561
                                                                     ----------    ----------

       Total assets                                                  $  777,593    $  700,595
                                                                     ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Accounts payable                                                 $  134,221       102,146
    Notes payable                                                       114,001    $  125,005
    Accrued expenses and other current liabilities                       33,232        34,245
    Current portion of long-term debt                                     6,269         5,433
                                                                     ----------    ----------
       Total current liabilities                                        287,723       266,829

Long-term debt, excluding current portion                                67,510        59,716
Deferred income taxes                                                     9,029         9,693
Other long-term liabilities                                                 874           883
                                                                     ----------    ----------
       Total liabilities                                                365,136       337,121
                                                                     ----------    ----------

Stockholders' equity:
  Preferred stock, $0.01 par value, authorized 5,000 shares at
    April 28, 2007 and July 29, 2006; none issued and outstanding            --            --
  Common stock, $0.01 par value, authorized 100,000 shares; 43,042 issued and 42,813 outstanding shares at April 28, 2007; 42,477
    issued and 42,248 outstanding shares at July 29, 2006                   430           425
  Additional paid-in capital                                            162,730       149,840
  Unallocated shares of Employee Stock Ownership Plan                    (1,257)       (1,380)
  Treasury stock                                                         (6,092)       (6,092)
  Accumulated other comprehensive (loss) income                             (17)        1,047
  Retained earnings                                                     256,663       219,634
                                                                     ----------    ----------
     Total stockholders' equity                                         412,457       363,474
                                                                     ----------    ----------

Total liabilities and stockholders' equity                           $  777,593    $  700,595
                                                                     ==========    ==========

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                  Nine months ended
                                                                ----------------------
                                                                April 28,    April 29,
                                                                  2007         2006
                                                                ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $  37,029    $  30,601
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                  13,793       12,557
    (Gain) loss on disposals of property & equipment                1,999          (25)
    Impairment on assets held for sale                                756           --
    Provision for doubtful accounts                                 1,008        2,800
    Share-based compensation                                        2,956        4,712
Changes in assets and liabilities, net of acquired companies:
    Accounts receivable                                           (20,808)     (23,215)
    Inventory                                                     (43,391)     (24,479)
    Prepaid expenses and other assets                              (5,688)       1,067
    Notes receivable, trade                                           409         (763)
    Accounts payable                                               25,829       12,996
    Accrued expenses and other current liabilities                 (1,393)      (3,258)
                                                                ---------    ---------
     Net cash provided by operating activities                     12,499       12,993
                                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                              (20,684)     (14,804)
Purchases of acquired businesses, net of cash acquired             (6,470)      (3,292)
Proceeds from sale of property and equipment                        5,448           57
Other investing activities                                         (1,042)          --
                                                                ---------    ---------
     Net cash used in investing activities                        (22,748)     (18,039)
                                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under note payable                                 (11,004)      (6,573)
Proceeds from borrowings of long-term debt                         10,000           --
Proceeds from exercise of stock options                             7,086       17,879
Increase (decrease) in bank overdraft                               6,246       (7,397)
Repayments on long-term debt                                       (4,438)      (4,401)
Tax benefit from exercise of stock options                          2,853        5,485
Principal payments of capital lease obligations                        (4)        (409)
Purchases of treasury stock                                            --       (6,092)
                                                                ---------    ---------
     Net cash provided by (used in) financing activities           10,739       (1,508)
                                                                ---------    ---------

NET INCREASE (DECREASE) IN CASH                                       490       (6,554)
Cash at beginning of period                                        20,054       12,615
                                                                ---------    ---------
Cash at end of period                                           $  20,544    $   6,061
                                                                =========    =========

Supplemental disclosures of cash flow information:
     Interest paid, net of amounts capitalized                  $   9,235    $   8,021
                                                                =========    =========
     Federal and state income taxes paid, net of refunds        $  19,771    $  14,993
                                                                =========    =========